UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50679	77-0487658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 21, 2015, we held our annual meeting of stockholders to consider and vote on proposals: 1) to elect eight directors to hold office until our 2016 annual meeting of stockholders and until their successors are elected and qualified, and 2) to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

A total of 107,346,443 shares of Corcept common stock held by stockholders of record at the close of business on April 10, 2015 were entitled to vote at the annual meeting. The total number of shares voted at the annual meeting was 102,310,226. The voting on the two matters is set forth below:

Proposal 1 – Election of Directors. The following directors were elected to serve until our 2016 annual meeting of stockholders and until their successors are elected.

Director:	For	Withheld	Broker Non-Votes
G. Leonard Baker, Jr.	77,184,818	241,989	24,883,419
Joseph K. Belanoff, M.D.	77,371,187	55,620	24,883,419
Daniel M. Bradbury	75,385,606	2,041,201	24,883,419
Joseph C. Cook, Jr.	77,316,632	110,175	24,883,419
Patrick G. Enright	77,350,187	76,620	24,883,419
David L. Mahoney	77,329,287	97,520	24,883,419
Joseph L. Turner	77,346,754	80,053	24,883,419
James N. Wilson	68,231,894	9,194,913	24,883,419

Proposal 2 – To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	102,060,130
Against	209,615
Abstain	40,481
Broker Non-Votes	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: May 21, 2014	By:	/s/ G. Charles Robb
G. Charles Robb
Chief Financial Officer and Secretary